EXHIBIT D

NOTICE OF WITHDRAWAL OF TENDER

Notice of Withdrawal of Tender for Shares of Common Stock of J.P. Morgan Private Markets Fund Only complete this form if you wish to cancel the instructions you submitted on your Letter of Transmittal. 1. Withdrawal of Tender Details The undersigned wishes to withdraw the tender of its shares in JPMorgan Private Markets Fund (the “Fund”), or the tender of a portion of such shares, for repurchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated . Such tender was in the amount of: Class S (Fund # 7011) Class D (Fund # 7012) Class I (Fund # 7013) Entire Amount of Shares Portion of Shares $ or Number of Shares 2. Authorization and Signature Name of Investor Date X Signature of Investor Name of Co-Investor (If applicable) Date X Signature of Co-Investor (If applicable) X Signature of Custodian (If applicable) Date Return to: Overnight Delivery: SS&C GIDS, Inc. SS&C GIDS, Inc. PO Box 219125 801 Pennsylvania Ave Suite 219125 Kansas City, MO 64121-9125 Kansas City, MO 64105-1307 J.P. Morgan Private Markets Fund Investor Services: 844-753-6353 FRM-ALT-JPMF-CANCEL0725 Page 1 of 1